EXHIBIT 4

OHIO VALLEY BANC CORP.
420 Third Avenue, PO Box 240
Gallipolis, OH  45631
(740) 446-2631

March 16, 2005

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Ohio Valley Banc Corp.  - Form 10-K for the fiscal year ended  December  31,
2004

Gentlemen:

Ohio Valley Banc Corp., an Ohio corporation ("Ohio Valley"), is today filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K"), as executed on March 16, 2005.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Ohio Valley hereby agrees to furnish the Commission, upon request, copies of instruments and agreements, defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Ohio Valley Banc Corp. and its subsidiaries on a consolidated basis.




Very truly yours,


/s/  Jeffrey E. Smith
--------------------------------
Jeffrey E. Smith
President and CEO
Ohio Valley Banc Corp.